Exhibit 10.2

LYONDELLBASELL INDUSTRIES

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Nonqualified Stock Option Award Agreement (“Award Agreement”) is entered into effective as of             , 2015 (the “Grant Date”), by and between LyondellBasell Industries N.V., a public limited liability company incorporated under the laws of The Netherlands (together with its subsidiaries and affiliates, the “Company”) and you (the “Participant”), pursuant to the LyondellBasell Industries 2010 Long-Term Incentive Plan, as amended (the “Plan”). Participant agrees that the terms and conditions of this Award Agreement will govern Participant’s rights with respect to the Option (defined below) exclusively, notwithstanding any contrary provision in any employment agreement or prior award. Participant and Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement. Except as defined in this Award Agreement, capitalized terms have the same meanings ascribed to them in the Plan.

The Participant and the Company have entered into this Award Agreement and have agreed to the terms and conditions included in Exhibit A as an express incentive for the Participant and the Company to enter into the Award Agreement and in consideration for the Company or any of its Subsidiaries providing (i) the consideration set forth in the Award Agreement and (ii) Confidential Information to the Participant, to further protect the trade secrets and Confidential Information disclosed or entrusted to the Participant, to protect the business goodwill of the Company and its Subsidiaries, to protect the business opportunities disclosed or entrusted to the Participant, and to protect the other legitimate business interests of the Company and its Subsidiaries. In executing this Award Agreement, the Participant expressly acknowledges and agrees that the Award Agreement aligns the Participant’s interests with the Company’s long-term business interests, creates a further incentive for the Participant to build the Company’s goodwill and the provisions contained in Exhibit A are reasonably related to the Company’s legitimate interest in protecting its goodwill.

The terms and conditions of this Award Agreement as offered herein must be accepted by the Participant prior to             , 2015. Failure to timely accept the terms by such time will result in immediate and irrevocable cancellation of the award offered.

1. Grant.

In accordance with, and subject to, the terms and conditions of the Plan, the Company hereby grants to Participant a stock option that is intended to be a nonqualified stock option within the meaning of Section 83 of the Code (the “Option”). The Option grants Participant the right to purchase from the Company up to but not exceeding in the aggregate                  shares of Common Stock (as defined in the Plan) (the “Option Shares”) at a Grant Price per Option Share of $        , which Grant Price is the Fair Market Value of a share of Common Stock on the Grant Date.

2. Exercise Schedule.

This Option shall become exercisable in five cumulative installments, with 10% of the Option Shares becoming exercisable on the first anniversary of the Grant Date; an additional 15% of the Option Shares becoming exercisable on the second anniversary of the Grant Date; an additional 25% of the Option Shares becoming exercisable on the third anniversary of the Grant Date; an additional 25% of the Option Shares becoming exercisable on the fourth anniversary of the Grant Date; and an additional 25% of the Option Shares becoming exercisable on the fifth anniversary of the Grant Date. The Participant must be in continuous Employment from the Grant Date through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional shares of Common Stock on such date.

This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, provided that the Participant has been in continuous Employment since the Grant Date, upon (1) an involuntary termination of Employment by the Company without Cause or a constructive termination of Employment by the Participant with good reason as defined in Section 10 of the Plan (a “Constructive Termination”), either of which occurs within one year after the occurrence of a Change of Control or (2) any termination of Employment due to death or Disability.

Irrespective of the limitations set forth in subparagraph (a) above, provided that the Participant has been in continuous Employment since the Grant Date, upon termination of Employment due to Retirement or involuntary termination not for Cause, to the extent not previously vested pursuant to subparagraph (a) above, each percentage of the Option Shares described in subparagraph (a) above that are unvested as of the date of termination of Employment shall become exercisable in a pro rata amount determined by a fraction with respect to each such unvested percentage of the Option Shares, the numerator of which shall be the number of months (with any partial months being considered a full month) of the Participant’s Employment from the Grant Date through the date of the Participant’s termination of Employment, and the denominator of which shall be the number of months for the period beginning on the Grant Date and ending on the corresponding anniversary date on which each such unvested percentage of the Option Shares would have vested pursuant to subparagraph (a) above.

For purposes of this Award Agreement, the following definitions apply:

“Disability” means a permanent and total disability as defined in the Company’s long-term disability plan in which the Participant is eligible to participate.

“Employment” means employment as an Employee with the Company or any Participating Employer. Neither the Participant’s transfer from Company employment to employment by any Participating Employer, the Participant’s transfer from employment by any Participating Employer to Company employment, nor the Participant’s transfer between Participating Employers shall be deemed to be a termination of the Participant’s employment. Moreover, a Participant’s employment shall not be deemed to terminate because the Participant is absent from active employment due to temporary illness, during authorized vacation, during temporary leaves of absence granted by the Company or a Participating Employer for professional advancement, education, health or government services, during military leave for any period if the Participant returns to active employment within 90 days after military leave terminates, or during any period required to be treated as a leave of absence by any valid law or agreement.

“Misconduct” means any act or failure to act that (i) caused or was intended to cause a violation of the policies of the Company or a Subsidiary or Affiliate, generally accepted accounting principles or any applicable laws in effect at the time of the acts or failures and (ii) materially increased the value of the compensation received by the Participant.

“Retirement” means a Participant’s voluntarily initiated termination of service on or after the earliest of (i) age 65, (ii) age 55 with 10 years of participation service credited under the qualified defined benefit pension plan maintained by the Company or a Subsidiary or an Affiliate in which the Participant is eligible to participate, (iii) the time of retirement as defined in a written agreement between a Participant and a Participating Employer, or (iv) outside the U.S., the time when retirement is permitted and the Participant is eligible to receive a company retirement benefit under applicable law with respect to the Participant’s primary place of employment (as determined by the Committee in its sole judgment).

3. Termination of Option. The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Participant upon the first to occur of:

(a) the close of business on the date that is ten years from the Grant Date;

(b) with respect to

(i) the portion of the Option exercisable upon termination of Employment (or which becomes exercisable upon termination due to death, Disability, Retirement, involuntary termination not for Cause or Constructive Termination), the expiration of (A) 90 days following the Participant’s voluntary termination of Employment, involuntary termination of Employment not for Cause or Constructive Termination, and not due to death, Disability or Retirement, (B) one year following the Participant’s termination of Employment by reason of death or Disability; and (C) five years following the Participant’s termination of Employment by reason of Retirement.

(ii) the portion of the Option not exercisable upon termination of Employment, the date of the Participant’s termination of Employment; or

(c) the date of the Participant’s termination of Employment for any reason other than those described in (b) above.

4. Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in Section 5.

Such written notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised and (b) be accompanied by a check, cash or money order payable to the Company in the full amount of the purchase price for any shares of Common Stock being acquired or, at the option of the Committee or its delegate, accompanied by Common Stock theretofore owned by such Participant that is equal in value to the full amount of the purchase price (or any combination of cash, check or such Common Stock) or in any other manner approved by the Committee or its delegate. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company.

The Participant will not be entitled to exercise the Option granted pursuant hereto, and the Company will not be obligated to issue any Option Shares pursuant to this Award Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

5. Notices. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

(a) by mail or overnight delivery service, postage prepaid, to LyondellBasell Industries N.V., Attn: Manager of Executive Services, 1221 McKinney Street, Suite 700, Houston, Texas 77010, in which case the date of exercise shall be the date of mailing; or

(b) by hand delivery or otherwise to LyondellBasell Industries N.V., Attn: Manager of Executive Services, 1221 McKinney Street, Suite 700, Houston, Texas 77010, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

(c) by electronic delivery to Manager of Executive Services via e-mail to execserv@lyondellbasell.com or fax to +1 713 309 3028, in which case the date of exercise shall be the date of the e-mail or fax.

Notwithstanding the foregoing, (i) if the Company’s address is changed before the exercise date of this Option, notice of exercise shall be made instead under the previous provisions at the Company’s current address, or (ii) if the Committee delegates the administration of option exercises to a third party administrator, notice of exercise shall be made instead according to the written instructions that the third party administrator gives to the Participant for the option exercise.

Any other notices provided for in this Award Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Participant, five days after deposit in the mail or delivery to an overnight delivery service, postage prepaid, addressed to the Participant at the address specified at the end of this Award Agreement or at such other address as the Participant hereafter designates by written notice to the Company.

6. Assignment of Option. The Participant’s rights under the Plan and this Award Agreement are personal. No assignment or transfer of the Participant’s rights under and interest in this Option may be made by the Participant otherwise than by will or by the laws of descent and distribution. This Option is exercisable during his lifetime only by the Participant, or, in the case of a Participant who is mentally incapacitated, this Option shall be exercisable by his guardian or legal representative. After the death of the Participant, exercise of the Option shall be permitted only by the Participant’s executor or the personal representative of the Participant’s estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the Option was exercisable on the date of the Participant’s death.

7. Stock Certificates. Any certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option.

8. Withholding. No shares of Common Stock shall be delivered to or in respect of a Participant unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company for those shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the Committee’s satisfaction. The Committee may make any provision it deems appropriate to withhold any taxes it determines are required in connection with this Option. Unless the Participant pays all taxes required to be withheld by the Company or paid in connection with the exercise of all or any portion of this Option by delivering cash to the Company, the Company shall withhold shares of Common Stock having a Fair Market Value equal to all taxes required to be withheld with respect to the exercise of the Option.

9. Expatriate Participants. Exercises by expatriate Participants will be, pursuant to the applicable expatriate assignment policy of the Participating Employer, tax normalized based on typical income taxes and social security taxes in the expatriate Participant’s home country relevant to the expatriate Participant’s domestic circumstances.

10. Currency Exchange Rates. For Participants who are not paid on a U.S. Dollar payroll, the currency exchange rate used to calculate the number of Option Shares was determined by the published intercompany exchange rate in effect for the month in which the Grant Date occurred; provided if such rate had not been determined at the Grant Date, the currency exchange rate was determined by using the published intercompany exchange rate for the month prior to the month in which the Grant Date occurred.

11. No Fractional Shares. No fractional shares of Common Stock are permitted in connection with this Award Agreement. For purposes of vesting in Section 2(a), Option Shares vesting on the second anniversary of the Grant Date shall be increased by any fractional shares resulting from the vesting schedule with respect to subsequent vesting dates and Option Shares vesting thereafter shall be rounded down to the nearest whole share. For purposes of pro-ration in Section 2(c), Option Shares shall be rounded up to the nearest whole share of Common Stock. Only whole Option Shares are exercisable pursuant to Section 4, and only whole shares of Common Stock may be delivered in satisfaction of the Grant Price. Any shares of Common Stock withheld pursuant to Section 8 shall be rounded to whole shares in the manner determined by the Committee to be appropriate to satisfy the minimum statutory withholding requirements.

12. Shareholder Rights. The Participant shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Participant.

13. Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), but the Participant may not assign any rights or obligations under this Award Agreement except to the extent and in the manner expressly permitted.

14. No Guaranteed Employment. No provision of this Award Agreement shall confer any right upon the Participant to continued Employment.

15. Company Clawback. If the Committee determines that the Participant has (engaged in, or benefitted from, Misconduct, upon notice from the Company, the Participant shall reimburse to the Company all or a portion of the payments, benefits, or rights received under this Award Agreement as the Committee deems appropriate under the circumstances. The amount of such reimbursement shall be determined in good faith by the Committee. In the event of a determination that the Participant has engaged in, or benefitted from, Misconduct, the Committee may also cause this Option to immediately terminate and/or cancel any and all rights of the Participant under this Award Agreement.

Any notice provided by the Company pursuant to this Section 15 shall be provided within the earlier to occur of (i) one year after discovery of the alleged Misconduct or (ii) the second anniversary of the Participant’s date of termination.

[Signature Page Follows]

LYONDELLBASELL INDUSTRIES N.V.

PARTICIPANT

Bhavesh V. Patel

EXHIBIT A

TO NONQUALIFIED STOCK OPTION AGREEMENT

1. As used in this Exhibit A, the following terms have the meanings set out below:

“Business” means the business in which the Company or any of its Subsidiaries are engaged and for which the Participant has direct or indirect responsibilities during the term of his employment with the Company or any Subsidiary.

“Competitor” means any business or enterprise engaged in the Business.

“Confidential Information” means any trade secret, proprietary or confidential information of the Company or its Subsidiaries.

2. Subject to the exceptions set forth in Exhibit A, the Participant agrees and expressly promises that the Participant shall not, during the Participant’s employment with the Company or its Subsidiaries and for a period of one (1) year after the Participant’s termination of employment with the Company and all Subsidiaries (the “Prohibited Period”), regardless of the reason for such termination, directly or indirectly:

(a) carry on or engage in the Business in competition with the Company, or

(b) render services to, or be affiliated with, a Competitor.

3. Nothing herein shall prevent the Participant during the Prohibited Period from rendering professional services to a Competitor (but not as an employee of a Competitor) or being affiliated with a diversified entity, so long as the Participant’s affiliation with that Competitor or entity, as applicable, does not:

(a) cause him to use or disclose any Confidential Information, and

(b) involve him having direct or indirect responsibilities with respect to any aspect of the entity’s business that engages in the Business.

4. The Participant agrees and expressly promises that, during the Prohibited Period, the Participant shall not directly or indirectly:

(a) recruit, solicit or induce any employee, consultant, or independent contractor of the Company or any of its Subsidiaries to terminate or lessen such person’s employment or other relationship with the Company or any Subsidiary, or

(b) directly or indirectly solicit any then-current customer or business partner of the Company or any Subsidiary to terminate, alter, or modify its relationship with the Company or any Subsidiary.

5. Notwithstanding the restrictions in this Exhibit A, nothing herein prohibits:

(a) the Participant from making general advertisements for employment or engagement, so long as such advertisements are not specifically targeted at any employees, consultants, or independent contractors of the Company or any Subsidiary, or

(b) any other person or entity from hiring, inducing, or attempting to induce, solicit, or encourage any employee or other service provider of the Company or any of its Affiliates to leave their employ or service, provided that Participant does not directly or indirectly participate in or direct the prohibited activity and provided further that this clause (b) of paragraph 5 shall not apply with respect to the solicitation of any employee of the Company who is at that time an executive officer of the Company or an employee of the Company directly reporting to any such executive officer.

6. Notwithstanding the restrictions contained in this Exhibit A, the Participant or any of the Participant’s affiliates may own an aggregate of not more than 5% of the outstanding stock of any class of any corporation, if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of this Exhibit A, provided that neither the Participant nor any of the Participant’s affiliates has the power, directly or indirectly, to control or direct the management or affairs of any such corporation and is not involved in the management of such corporation.

7. Participant acknowledges and agrees that: (i) the purpose of the covenants set forth in this Exhibit A (the “Restrictive Covenants”) is to protect the goodwill, trade secrets and other Confidential Information of the Company and its Subsidiaries; (ii) because of the nature of the business in which the Company and its Subsidiaries is engaged and because of the nature of the Confidential Information to which Participant has or will have access, it would be impractical and excessively difficult to determine the actual damages of the Company and its Subsidiaries in the event Participant breached any such covenants; and (iii) remedies at law (such as monetary damages) for any breach of Participant’s obligations under the Restrictive Covenants would be inadequate. Participant therefore agrees and consents that if Participant commits any breach of a Restrictive Covenant, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

The parties expressly represent that the Restrictive Covenants are reasonable in all respects and are necessary to protect the legitimate business interests of the Company and its Subsidiaries. The parties further acknowledge and agree that the Company and its Subsidiaries conduct the Business on a worldwide basis and Participant will have Confidential Information regarding the business conducted by the Company and its Subsidiaries in each location where it is conducted and Participant will be materially associated with the Company’s and its Subsidiaries’ goodwill. Participant expressly acknowledges and agrees that any violation of the Restrictive Covenants would inevitably cause Participant to disclose Confidential Information of the Company and its Subsidiaries.

If any portion of the Restrictive Covenants is hereafter determined to be invalid or unenforceable in any respect, such determination shall not affect the remainder thereof, which shall be given the maximum effect possible and shall be fully enforced, without regard to the invalid portions. In particular, without limiting the generality of the foregoing, if the covenants set forth in this Exhibit A are found by a court or an arbitrator to be unreasonable, Participant and the Company agree that the maximum period, scope or geographical area that is found to be reasonable shall be substituted for the stated period, scope or area, and that the court or arbitrator shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. If any of the Restrictive Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.